Exhibit 1.1

Apple Hospitality REIT, Inc.

(a Virginia corporation)

Common Shares

(No Par Value Per Share)

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

February 23, 2022

Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202	KeyBanc Capital Markets, Inc. 127 Public Square, 4th Floor Cleveland, Ohio 44114

B. Riley Securities, Inc. 299 Park Ave., 21st Floor New York, New York 10171	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

BTIG, LLC 65 East 55th Street New York, New York 10022	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Jefferies LLC 520 Madison Avenue New York, New York 10022

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement, dated August 12, 2020 (the “Agreement”), by and among Apple Hospitality REIT, Inc., a Virginia corporation (the “Company”), and Robert W. Baird & Co. Incorporated, B. Riley Securities, Inc., BTIG, LLC, Jefferies LLC, KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc. and Truist Securities, Inc., (each an “Agent” and collectively, the “Agents”). On February 23, 2022, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-262915) (the “Registration Statement), in respect of certain of the Company’s securities, in anticipation of the expiration of the Company’s registration statement on Form S-3 (File No. 333-230886) (the “Expiring Registration Statement”). The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expiring Registration Statement (this “Amendment”). The Parties therefore hereby agree as follows:

1. Commission File Number. The Agreement is hereby amended so that the reference to the Commission file number of the registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-262915.

2. Effective Date. The Agreement is hereby amended to reflect that the effective date of the Registration Statement is February 23, 2022.

3. Maximum Amount. The Agreement is hereby amended to reflect that, as of the date hereof, the Maximum Amount of the Securities that may be issued and sold from time to time by the Company, in the manner and subject to the terms and conditions of the Agreement, as amended by this Amendment, is $223,967,150.57.

4. Governing Law. This Amendment and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York.

5. Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

6. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

7. Terms used herein but not otherwise defined are used herein as defined in the Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

APPLE HOSPITALITY REIT, INC.

By:	/s/ Elizabeth S. Perkins
Name: Elizabeth S. Perkins
Title: Chief Financial Officer

[Equity Distribution Agreement Amendment No. 1 Signature Page]

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first written above.

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

BTIG, LLC

By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Managing Director

JEFFERIES LLC

By:	/s/ Jeff Altman
Name: Jeff Altman
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Paul Hodermarsky
Name: Paul Hodermarsky
Title: Managing Director, Equity Capital Markets

SCOTIA CAPITAL (USA) INC.

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

[Equity Distribution Agreement Amendment No. 1 Signature Page]